Exhibit 21

Subsidiaries of Business Development Corporation of America

Name                                    Domicile
54th Street Equity Holdings, Inc.                        Delaware
BDCA-CB Funding, LLC                            Delaware
BDCA Funding I, LLC                            Delaware
BDCA 2L Funding I, LLC                            Delaware
Kahala Aviation Holdings, LLC                        Delaware
Kahala Aviation US, Inc.                            Delaware
Kahala Luxco                                Luxembourg
Park Ave RE, Inc.                                Delaware